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                                                                 Exhibit 10.17

LEASE AGREEMENT FOR OFFICE SPACE
AND OTHER CORPORATE SPACE NOT PURSUANT TO ARTICLE 7A:1624 OF THE CIVIL CODE
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in accordance with the model established in February 1996 by the Real Estate
Council.
         Reference to this model is permitted only if the filled out, added or modified text is clearly recognizable as such. Additions and modifications should preferably be included under the heading "Special Provisions." The Council precludes liability for any adverse consequences of using the text of the model.

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The undersigned, Van Haaren Beheer B.V., registered in the Delft Office of the
Chamber of Commerce of Haaglanden under Commercial Register Number 27215913, based in 2627 AN Delft at Schieweg 25, legally represented in this matter by P.
T. van Haaren, holder of passport No. N97117176, hereinafter to be called
Lessor,

and

Bruker Nonius B.V., registered in the Delft Office of the Chamber of Commerce of Haaglanden under Commercial Register Number 27230375, based at Rontgenweg 1 in 2624 BD Delft, legally represented in this matter by L. V. Boskma, holder of passport No. N74818495, hereinafter to be called Lessee,

Agree to the following:

LEASED PREMISES, PURPOSE, USE

1.1 This Lease Agreement shall relate to the corporate space, hereinafter to be called Leased Premises, which is locally known as Oostsingel 209 and Surinamestraat 2 in Delft and which is more specifically indicated in the drawing and/or description of Leased Premises, which has been certified by the parties and attached to this Deed and which constitutes a part of this Lease Agreement. Land Registry Record.: Delft sectio N, Nos. 2517, 2701, 3036 n 3165, together constituting a surface of 59 ares and 35 centiares.

1.2 Leased Premises may be used exclusively as an office and production area workshop [for] instrument factory, with showroom and cafeteria with kitchen for the company's own use. On the interior terrain, there are some additional facilities, such as container area, explosives shed and bicycle parking rack. In the yard, there is room for car parking places.
         The complex to be leased is part of an industrial area intended according to plan to become an "Indonesian neighborhood." According to information from the municipality of Delft, the corporate activity planned by Lessee does not conflict with this plan.


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1.3 Lessee shall not be allowed to use Leased Premises for any purpose other than that described in 1.2, without previous written consent from Lessor.

1.4 The maximum allowable load on the floor(s) of Leased Premises is sufficient for the activities referred to above. Floor load on the above-ground floors amounts to approximately 700 kg.

TERMS AND CONDITIONS

2.1 The General Provisions of the Lease Agreement for Office Space and Other Corporate Space Not Pursuant to Article 7A:1624 of the Civil Code, filed on February 29, 1996, with the Clerk of the Court at the Court in The Hague and recorded there under Number 34/1996, hereinafter to be called "General Provisions," shall be a part of this Agreement. The contents of these General Provisions is known to the parties and Lessee has received a copy.

2.2 The Provisions referred to in 2.1 shall apply, except where a deviation therefrom is explicitly indicated in this Agreement or where application of these Provisions is not possible with respect to Leased Premises.

TERM, RENEWAL AND TERMINATION

3.1 This Agreement has been concluded for a term of six years with an automatic renewal to ten years, becoming effective as of November 1, 2001, and lasting through October 31, 2011, unless Lessee gives notice before November 1, 2006, in accordance with Article 3.4, for a termination of the lease on October 31, 2007.

3.2 Upon expiration of the period referred to in 3.1, this Agreement shall be continued for a contiguous ten-year period, that is, through October 31, 2021.

3.3 This Agreement shall be discontinued by means of a notice of termination, to be submitted shortly before the end of a lease period and observing a term of notice of at least one year.

3.4 Termination must take place by means of a writ of summons or by registered letter.

3.5 Interim discontinuance of this Agreement shall be possible in a circumstance such as described in 7 of the General Provisions.

                                                                  [2 initials]


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PAYMENT OBLIGATION, TERM OF PAYMENT

4.1 Lessee's payment obligation shall consist of:
- The lease price
- The compensation for incidental deliveries and services, including the sales taxes owed on these
- The sales tax owed on the lease price, or a corresponding amount, in accordance and in compliance with 15.2 and 15.3 of the General Provisions, in cases where parties have agreed upon a lease price subject to sales tax.

4.2 The lease price shall amount to NLG 900,000.00, that is, nine hundred thousand guilders (Euro 408,402), plus V.A.T., on an annual basis.

4.3 The lease price shall be adjusted for the first time on November 1, 2002, and then annually on November 1, in accordance with 4.1 through 4.2 of the General Provisions.

4.4 The compensation for incidental deliveries and services shall be determined in accordance with 12 of the General Provisions. A system of advance payments with settlement at a later date shall be applied to this compensation, as set forth there.

4.5 The payments to be made to Lessor by Lessee shall be due in lump sum advance payments during contiguous payment periods, as stipulated in 4.6. They must be paid in full before, or on the first day of, the period to which the payments relate.

4.6 The following amounts shall apply per payment period of one calendar month for the following payment obligations:
-        Lease price                           NLG 75,000.00 (Euro 34,033.50)
-        Advance on compensation for
         incidental deliveries and
         services provided by or on
         behalf of Lessor                      NLG      not applicable
-        Sales taxes of 19%                    NLG 14,250.00 (Euro  6,466.37)
                                               ==============================
Total                                          NLG 89,250.00 (Euro 40,499.87),

that is, eighty-nine thousand two hundred fifty guilders.
These amounts include sales taxes.

4.7 In view of the effective date of the lease, the first payment period shall be for November 2001, and the amount owed for this first period shall be NLG 89,250.00 (Euro 40,499.87), including sales taxes. Lessee shall pay this amount, including any sales taxes owed on it, on or before October 19, 2001.

SALES TAXES

5.1 All amounts listed in this Agreement are exclusive of sales taxes. Lessee shall owe sales taxes on the compensation for incidental deliveries and services. In the case of a lease subject


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to sales tax, this shall apply to the lease price as well. The sales taxes shall be invoiced by Lessor and they must be paid together with the lease price and the compensation for incidental deliveries and services, or the advance on these.

5.2 The parties shall agree that Lessor shall invoice Lessee for sales taxes on the lease price.

5.3 If it has been agreed that sales taxes on the lease price will be invoiced, Lessee shall hereby grant Lessor and his legal successor(s) an irrevocable power of attorney to submit an application as intended in Article 11, Section 1, Item b, Point 5, of the 1968 Act on Sales Taxes (option application for leases subject to taxes), also on his behalf. If requested, Lessee shall co-sign such an application within 14 days after having received it with this request from Lessor and return it to Lessor. Lessee shall hereby state that the work activities in Leased Premises are subject to V.A.T., pursuant to the Act on Sales Taxes, at a minimum of 90%. Lessee's fiscal year shall run from January 1 through December 31.

DELIVERIES AND SERVICES

6 The parties shall agree that incidental deliveries and services to be provided by or on behalf of Lessor shall be Not Applicable.

BANK GUARANTY
The amount of the bank guaranty stipulated in 8.1 of the General Provisions shall amount to NLG 267,750.00, that is, two hundred sixty-seven thousand seven hundred fifty guilders (Euro 121,499.65).

MANAGER

8. Mr. M. Neuteboom shall act as manager until such time as Lessor will make a decision to the contrary. He shall be reachable by telephone at 015-261-2321 or at 06-5107-5480 on his cell phone.

9. SPECIAL PROVISIONS

- In the case of a sale during the term of the Agreement, Lessee shall have the right of first purchase at a daily value to be determined at the appropriate time. The right of first purchase to the benefit of Lessee shall explicitly not apply in cases of transfer of property to "van Haaren affiliated companies and/or family members and/or persons to whom

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                                                                  [2 initials]


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         a partnership agreement applies." Determination of the daily value shall be obtained by 1) mutual agreement between Lessee and Lessor, 2) appraisal by two certified brokers/appraisers of real estate and, possibly, 3) an authority to be appointed by the Justice of the Peace of Delft, which shall submit a binding opinion.

- During the term of the Agreement, Lessee shall be entitled to sublet to third parties. When the Agreement is discontinued on October 31, 2021, or on whichever subsequent date is agreed, Leased Premises shall be delivered by Lessee to Lessor or his legal successor(s) empty and free of lease or any other obligations for use. In cases of actual sublet, Lessor shall receive a copy of the sublet agreement.

- Lessee shall be responsible for the necessary permits and for any adjustments for environmental reasons.

- Lessee has been given correspondence regarding the installation (Kone contract), and Geveke mechanical engineering relating to the refrigerator with R22 refrigerant, which is located in Leased Premises and which should be removed.

- Upon signing of this Lease Agreement, Eneco Energie shall be informed by Lessee about the change in the user's agreement. Lessee shall request new delivery as of October 12, 2001. Correspondence from Eneco regarding meters that are to be replaced shall serve as an enclosure in this matter.

- The structures present on the land, including any glass, have been insured by Lessor.

Thus executed and signed in duplicate in Delft on October 12, 2001.

P. T. van Haaren                                              L. W. Boskma
[signature]                                                   [signature]
(Lessor)                                                      (Lessee)

Enclosures:
-        The General Provisions
-        Drawing of Leased Premises
-        The Bank Guaranty as referred to in 7
-        Description of Leased Premises
-        Report C00-247.o, dated May 2000, by Arnicon B.V. (soil)
- Statement of Affairs for asbestos in accordance with BRL 5052, dated 5/22/00, by Search Milieu B.V.
- Drawing of TNO workshop at ground level, dated April 2001, with indication of remainders of colo-vinyl tiles present under system walls
-        Listing of systems installed and of inventory sold once by Lessor
-        Agreement regarding financial compensation to Lessee for


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         improvements of the premises in case of departure before October 31,
         2021.

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                                                                  [2 initials]


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                          ACKNOWLEDGMENT OF TRANSLATION

                                 November 8, 2001

         The undersigned officer of the Registrant hereby acknowledges on behalf of the Registrant that the foregoing translation of the Lease Agreement for office space between Bruker Nonius B.V. and Van Haaren Beheer B.V. is a fair and accurate English translation from Dutch of the original executed agreement.


                                       BRUKER AXS INC.

                                       By: /s/ Lieuwe Boskma
                                           -----------------------
                                           Lieuwe Boskma, Managing
                                           Director, Bruker Nonius B.V.